UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 13, 2025

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Niguel, California 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2025, Summit Healthcare REIT, Inc. (the “Company”) held its annual meeting of stockholders as disclosed in its proxy statement dated April 1, 2025. The matters voted upon were (1) the re-election of Mr. J. Steven Roush, Ms. Suzanne Koenig and Ms. Elizabeth Pagliarini, as directors, (2) the approval, on a non-binding advisory basis, of compensation paid to the named executive officers and (3) the ratification of the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

(1)	Each of our directors was re-elected to serve for a one-year term expiring in 2026. The final results of the voting were as follows:

Nominee	Votes For	Votes Against/Withheld	Broker Non-Votes
J. Steven Roush	11,344,033	1,149,689	96,644
Suzanne Koenig	11,383,985	1,090,737	96,644
Elizabeth Pagliarini	11,368,014	1,125,708	96,644

(2)	The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. The final results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,232,373	1,416,031	1,845,317	96,644

(3)	The Company’s stockholders approved the ratification of the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The final results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,635,052	537,952	417,362	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: May 14, 2025